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                                                          EXHIBIT 99(A)

                         DELMARVA POWER & LIGHT COMPANY
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                JANUARY 30, 1997

                 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

    The undersigned, a holder of common stock, par value $2.25 per share (the "Common Stock"), of Delmarva Power & Light Company (the "Company") hereby appoints Howard E. Cosgrove, Barbara S. Graham and Donald P. Connelly, or any one or more of them, the proxies and attorneys of the undersigned, with power of substitution (the action of a majority of them or their substitutes present and acting to be in any event controlling), to attend the Special Meeting of the Stockholders of the Company on January 30, 1997, and any adjournment or adjournments thereof, and thereat to vote all the shares of the Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Meeting.

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
       1.  Approval of the Agreement and Plan of Merger, dated as of August 9, 1996, as amended and restated as of
           December 26, 1996 by and among Delmarva Power & Light Company, Atlantic Energy, Inc., Conectiv, Inc. and DS
           Sub, Inc.

       2.  Approval of the Conectiv, Inc. Incentive Compensation Plan.

       3.  The proxies are also authorized to vote in their discretion upon such other matters incident to the conduct of the meeting as may properly come before the meeting or any adjournment or adjournments thereof.
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
                                                                          ADDRESS CHANGE OR COMMENTS

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
   /X/     PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
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This proxy, when properly executed, will be voted in the manner directed herein.
If no direction is made, this Proxy will be voted FOR Item 1 and FOR Item 2.
This proxy is solicited on behalf of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH OF THE PROPOSALS.

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                                                                               (HAVING THE SAME EFFECT AS A VOTE
                                              FOR      AGAINST    ABSTAIN                   AGAINST)

1.         Approval of the Agreement and
             Plan of Merger (see reverse)     / /        / /        / /

2.         Approval of Conectiv, Inc.
             Incentive Compensation Plan      / /        / /        / /
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
                                                                          MARK HERE FOR ADDRESS CHANGE AND NOTE ON
                                                                          REVERSE SIDE

                                                                          The stockholder hereby acknowledges
                                                                          receipt of the Notice of Special Meeting
                                                                          and the Joint Proxy Statement/Prospectus
                                                                          attached thereto.

                                                                          PLEASE DATE AND SIGN EXACTLY AS NAME
                                                                          APPEARS ON THIS CARD INDICATING, WHERE
                                                                          PROPER, OFFICIAL POSITION OR
                                                                          REPRESENTATIVE CAPACITY. FOR JOINT
                                                                          ACCOUNTS, EACH JOINT OWNER SHOULD SIGN.

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                                                                          SIGNATURE(S)                   DATE
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